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                                     EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of ENCAD, Inc.

We consent to the incorporation by reference in Registration Statements No. 333-24965, No. 333-44923 and No. 333-45327 of ENCAD, Inc. on Form S-8 of our
report dated January 30, 1998 (March 19, 1998 as to the last paragraph of Note 8), incorporated by reference in this Annual report on Form 10-K of ENCAD, Inc. for the year ended December 31, 1997.


DELOITTE & TOUCHE LLP
San Diego, California
March 26, 1998